UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(972) 444-9001
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements

Effective February 21, 2013, Pioneer Natural Resources Company (the “Company”) entered into new indemnification agreements with its non-employee directors (each an “Indemnitee”). The current non-employee directors are Thomas D. Arthur, Edison C. Buchanan, Andrew F. Cates, R. Hartwell Gardner, Charles E. Ramsey, Jr., Frank A. Risch, J. Kenneth Thompson and Jim A. Watson. The new agreements replace the indemnification agreements that all the directors previously had with the Company.

The Company reviews its forms regularly and decided to enter into new indemnification agreements principally to update its forms. A description of the new form of indemnification agreement is contained in this report and is qualified in its entirety by reference to the form of agreement that is filed as an exhibit to this report and incorporated herein by reference.

Each indemnification agreement requires the Company to indemnify each Indemnitee to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the director against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity if the Indemnitee meets the standard of conduct provided under Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the Indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish Indemnitee’s right to indemnification, whether or not wholly successful.

In general, the disinterested directors on the board of the Company or a committee of disinterested directors have the authority to determine an Indemnitee’s right to indemnification, but the Indemnitee can require that independent legal counsel make this determination if a change in control or potential change in control has occurred. In addition, the Indemnitee can require the Company to establish a trust fund with a third-party trustee sufficient to satisfy the indemnification obligations and expenses if a change in control or potential change in control has occurred.

The indemnification agreements require the Company to continue director and officers’ liability insurance coverage for an Indemnitee for six years after the Indemnitee ceases to be a director, and they obligate the Company to procure up to a six-year run-off policy in the event of a change in control or termination of the person in the year following a change in control of the Company. The indemnification agreements also limit the period in which the Company can bring an action against the Indemnitee to three years for breaches of fiduciary duty and to one year for other types of claims.

Definitions of “potential change in control,” “change in control” and certain other terms used in this report are set forth in the form of indemnification agreement that is filed as an exhibit to this report and incorporated herein by reference.

Compensation and Management Development Committee Actions

On February 20, 2013, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of the Company took the following actions with regard to the compensation of the Company’s “named executive officers” (the executive officers of the Company for whom disclosure was required in the Company’s proxy statement for its 2012 Annual Meeting of Stockholders):

1. The Committee approved the payout of cash bonus awards to the named executive officers under the Company’s Annual Incentive Bonus Plan, based on the Committee’s assessment of 2012 performance, as follows:

Named Executive Officer	Amount of 2012 Cash Bonus Payout
Scott D. Sheffield	$1,434,000
Timothy L. Dove	$ 796,500
Richard P. Dealy	$ 517,650
Mark S. Berg	$ 423,000
Chris J. Cheatwood	$ 423,000

2. The Committee established targets for the Company’s named executive officers for 2013 bonuses payable in 2014 under the Company’s Annual Incentive Bonus Plan. The 2013 bonus target is shown as a percentage of 2013 base salary, and the actual amount paid may be at, above (up to 250% of the target) or below the target level:

Named Executive Officer	2013 Bonus Target
Scott D. Sheffield	100%
Timothy L. Dove	100%
Richard P. Dealy	100%
Mark S. Berg	80%
Chris J. Cheatwood	80%

3. The Committee made awards of restricted stock and performance units under the Company’s 2006 Long-Term Incentive Plan to the named executive officers, as follows.

Named Executive Officer	Number of Restricted Shares/RSUs Awarded	Target Number of Performance Units Awarded
Scott D. Sheffield	25,959	30,540
Timothy L. Dove	13,923	13,923
Richard P. Dealy	8,399	9,881
Mark S. Berg	5,839	5,839
Chris J. Cheatwood	7,186	7,186

The restricted stock awards will vest on the third anniversary of the date of grant, provided the officer remains employed with the Company. Mr. Sheffield’s awards were granted in the form of restricted stock units, which generally have the same terms as the restricted stock, including being settled in Common Stock of the Company after a three-year vesting period. The vesting of restricted stock and restricted stock units accelerates upon a change in control.

Performance units entitle the recipient to the payment of shares if, and only if, the performance of the Company’s common stock relative to that of the Company’s peers ranks the Company above a “threshold” level. Payouts can range from zero percent to 250 percent of the target number of performance units depending on the Company’s relative ranking. Dividends declared during the performance period will be paid at the end of the three-year performance period only on shares delivered for earned units up to a maximum of target shares. Vesting of unearned performance units accelerates upon a change in control.

    The Committee also determined to recommend to the Board of Directors of the general partner of Pioneer Southwest Energy Partners L.P. (the “Partnership”) that the general partner’s board approve the grant of phantom units to Messrs. Sheffield and Dealy that, upon vesting, would entitle the recipient to receive common units of the Partnership. The Committee recommended that Mr. Sheffield be granted 21,285 phantom units and that Mr. Dealy be granted 6,887 phantom units, and that the phantom units provide that they would vest on the third anniversary of the date of grant, provided the officer remains employed with the general partner or any of its affiliates, including the Company. On February 20, 2013, the Board of Directors of the general partner approved the grants of phantom units as recommended by the Committee.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1 --
Indemnification Agreement, dated February 21, 2013, between the Company and  Thomas D. Arthur, together with a schedule identifying other substantially identical agreements between the Company and each of its non-employee directors identified on the schedule.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief Accounting Officer

Dated: February 26, 2013

EXHIBIT INDEX

PIONEER NATURAL RESOURCES COMPANY

EXHIBIT INDEX

Exhibit No.	Description

10.1(a)
Indemnification Agreement, dated February 21, 2013, between the Company and Thomas D. Arthur, together with a schedule identifying other substantially identical agreements between the Company and each of its non-employee directors identified on the schedule

___________
(a) Filed herewith.